COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB(continued)


                                   EXHIBIT 11


                        COMPUTATION OF PER SHARE EARNINGS


                                                                      Year Ended December 31,
                                                              1999              1998              1997
                                                              -----             -----             -----
                                                               (in thousands, except per share data)
BASIC
Income (Loss) Before Cumulative Effect
   of Accounting Change                                        $983            $1,104           ($1,932)
/ Weighted Average Shares                                     2,404             1,834             1,530
------------------------------                                -----            ------            ------
   Per Share                                                  $0.41             $0.60            ($1.26)

Cumulative Effect of Accounting Change                          (57)             ----              ----
/ Weighted Average Shares                                     2,404             1,834             1,530
------------------------------                                -----             -----             -----
   Per Share                                                  (0.02)             ----              ----

Basic Earnings Per Share                                      $0.39             $0.60            ($1.26)
===========================                                   =====             =====             =====


DILUTED
Income (Loss) Before Cumulative Effect
   of Accounting Change                                        $983            $1,104           ($1,932)
/ Weighted Average Shares                                     2,409             1,846             1,530
------------------------------                                -----             -----             -----
   Per Share                                                  $0.40             $0.60            ($1.26)

Cumulative Effect of Accounting Change                          (57)             ----              ----
/ Weighted Average Shares                                     2,409             1,846             1,530
------------------------------                                -----             -----             -----
   Per Share                                                  (0.02)             ----              ----

Diluted Earnings Per Share                                    $0.38             $0.60            ($1.26)
===========================                                   =====             =====             =====



Notes:
   - Weighted average shares outstanding have been adjusted to reflect the 10% stock dividends in 1999, 1998 and 1997.

   - Where applicable, diluted share computations include the effects of outstanding stock options.